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                                                                  EXHIBIT 10.28


                      DATED THIS 06TH DAY OF NOVEMBER 1998





                                     BETWEEN



                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD



                                       AND



                              OAK TECHNOLOGY, INC.





             -------------------------------------------------------


                           AMENDMENT AGREEMENT (NO. 3)
                                       TO
                     DEPOSIT AGREEMENT DATED 8 NOVEMBER 1995

             -------------------------------------------------------








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                           AMENDMENT AGREEMENT (NO. 3)

THIS AMENDMENT AGREEMENT (NO. 3) is made the 06th day of November 1998, by and between:-

(1) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in Singapore and having its place of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406 ("CSM"); and

(2) OAK TECHNOLOGY, INC., a company incorporated in Delaware and having its place of business at 139 Kifer Court, Sunnyvale, CA 94086, United States of America ("Customer").

WHEREAS

(A) CSM and Customer had entered into a Deposit Agreement dated 8 November 1995 (the "Deposit Agreement") for the purpose of Customer depositing certain funds with CSM and to procure CSM to make available to Customer certain wafer manufacturing capacity.

(B) CSM and Customer had entered into an Amendment Agreement (No. 1) dated 25 September 1996 and subsequently into an Amendment Agreement (No. 2) dated 7 April 1997 to effect the suspension and variation of certain provisions of the Deposit Agreement upon the terms and conditions set out therein.

(C) CSM and Customer are entering into this Amendment Agreement (No. 3) to supersede the Deposit Agreement and the Amendment Agreement (No. 2) upon the terms and conditions set out herein.


NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties agree as follows :-

1.       DEPOSIT AGREEMENT AND AMENDMENT AGREEMENT (NO. 2) SUPERSEDED

         With effect from the date of this Amendment Agreement (No. 3), the terms and conditions of the Deposit Agreement and Amendment Agreement (No. 2) shall be superseded by the terms and conditions of this Amendment Agreement (No. 3) and shall cease to have any force or effect.







2.       THE DEPOSIT

2.1 The Parties acknowledge that Customer has deposited with CSM the sum of US$4,000,000, of which the amount that has not yet been credited to Customer equals [US$3,511,350] (the "Deposit").


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2.2      Upon the expiry of the term of this Agreement or the earlier termination thereof in accordance with Clause 5 or Clause 6.2, CSM shall be entitled to retain for itself the balance of the Deposit which has not been credited to Customer, without interest.

3.       CUSTOMER LOADING COMMITMENT

3.1 Customer agrees to place purchase orders with CSM for such quantity of 6-inch and 8-inch wafers for delivery during the calendar years set out below (the "Customer Loading Commitment"). The quantity of wafers for which orders are placed by Customer is hereinafter referred to as the "Customer Actual Loading".


         ------------------------------------------------ --------- ---------- --------- ---------
         Year                                             1999      2000       2001      2002
         ------------------------------------------------ --------- ---------- --------- ---------
         Customer Loading Commitment                      10        10         12        12
         (US$/millions)
         ------------------------------------------------ --------- ---------- --------- ---------



3.2 The Customer Actual Loading for each calendar year during the term of this Agreement shall be equal to the Customer Loading Commitment. In addition, the year-to-year and month-to-month variation in the Customer Actual Loading shall not exceed 20% without the prior written approval of CSM.

3.3 With effect from a date to be agreed by the Parties, Customer shall provide to CSM no later than the 5th day of each month, its rolling 6-monthly forecast of its monthly volume requirements for wafers for each relevant Customer integrated circuit product to be manufactured hereunder. The first 3 months of each 6-monthly forecast shall be backed by purchase orders for such first 3 months.

3.4 The sale of wafers by CSM to Customer, the capacity of which is made available to Customer under this Agreement, shall be governed by the terms and conditions of CSM's Manufacturing Agreement to be entered into by CSM and Customer (the "Manufacturing Agreement").





4.       SET OFF AND MAINTENANCE OF DEPOSIT

4.1 CSM shall be entitled to debit from and set-off against the Deposit, a wafer credit against the total net sales order of wafers sold to Customer per calendar year, calculated in accordance with this Clause 4.

4.2 Within 30 days from the last day of each calendar year, CSM shall issue a credit note to Customer stating the amount of credits to be deducted against the Deposit.

         Notwithstanding the foregoing, Customer shall continue to pay CSM for all wafers manufactured for Customer and billed, in accordance with the terms of payment as stated ion CSM's tax invoices to Customer.

4.3 CSM's right of deduction and set-off pursuant to Clause 4.2 shall be in addition to CSM's right to claim any overdue payments separately as a debt due from Customer and shall not in any way prejudice such right or any other rights or remedies which CSM may have at law or in equity.


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4.4      For the period 01 JANUARY 1999 TO 31 DECEMBER 2002, if Customer fulfils the Customer Loading Commitment for the calendar year 1999, 2000, 2001 and 2002, for every 6-inch and 8-inch wafer that CSM ships to Customer, Customer is entitled to a credit of 8% of the total net sales order of wafers for that calendar year.

         For the purpose of clarity, if CSM ships to Customer orders amounting to US$10,000,000 in calendar year 1999, Customer shall be entitled to a credit of US$800,000.

4.5 In no event shall the aggregate amount of the refund or wafer credits granted to Customer pursuant to this Clause 4 for the duration of this Agreement exceed the Deposit.

4.6 Customer shall not be permitted to rollover any portion of the wafer credit that was set aside for that calendar year, but was not credited. The maximum amount of wafer credit claimable by Customer per calendar year is set out in the table below. For the avoidance of doubt, any unused credit set aside for any calendar year shall be cancelled and forfeited.







         ------------------------------------------------ --------- ---------- --------- ---------
         Year                                             1999      2000       2001      2002
         ------------------------------------------------ --------- ---------- --------- ---------
         Maximum Wafer Credit                             0.800     0.800      0.960     0.960
         @ 8% of Customer Loading Commitment
         (US$/millions)
         ------------------------------------------------ --------- ---------- --------- ---------



5.       TERM AND TERMINATION

5.1 The term of this Agreement shall expire on 31 December 2002 and may be earlier terminated in the following events:-

         (a) At the option of CSM, in the event that the Customer Actual Loading is in aggregate less than 50% of the Customer Loading Commitment for 12 consecutive calendar months;

         (b) At the option of Customer, in the event that CSM fails to deliver to Customer in aggregate at least 50% of the Customer Actual Loading for 12 consecutive calendar months;

         (c) At the option of either Party, in any of the following events:-

                  (i) the inability of the other Party to pay its debts in the normal course of business; or

                  (ii) the other Party ceasing or threatening to cease wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation without insolvency; or


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                  (iii)    any encumbrance taking possession of or a receiver,
                           manager, trustee or judicial manager being appointed over the whole or any substantial part of the undertaking, property or assets of the other
                           Party; or

                  (iv) the making of an order by a court of competent jurisdiction or the passing of a resolution for the winding-up of the other Party or any company controlling the other Party, otherwise than for the purpose of a reconstruction or amalgamation without insolvency.



5.2 Termination of the Agreement pursuant to Clause 5.1 shall take effect immediately upon the issue of a written notice to that effect by the Party terminating the Agreement to the other. The termination of this Agreement howsoever caused shall be without prejudice to any obligations or rights of either Party which have accrued prior to such termination and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue in effect after such termination.

6.       FORCE MAJEURE

6.1 Customer's obligation to place purchase orders in accordance with the terms of this Agreement shall be suspended upon the occurrence of a force majeure event such as act of God, flood, earthquake, fire, explosion, act of government, war, civil commotion, insurrection, embargo, riots, lockouts, labour disputes affecting CSM or Customer, as the case may be, for such period as such force majeure event may subsist. Upon the occurrence of a force majeure event, the affected Party shall notify the other Party in writing of the same and shall by subsequent written notice after the cessation of such force majeure event inform the other Party of the date on which that Party's obligation under this Agreement shall be reinstated.

6.2 Notwithstanding anything in this Clause 6, upon the occurrence of a force majeure event affecting either Party, and such force majeure event continues for a period exceeding 6 consecutive months, the other Party shall have the option, in its sole discretion, to terminate this Agreement. Such termination shall take effect immediately upon the written notice to that effect from the other Party to the Party affected by the force majeure event.

7.       WARRANTY AND INDEMNITY

7.1 Customer warrants that it has the right to use and license the use of the design and processes provided by Customer or required for the production of Customer's products under this Agreement and the Manufacturing Agreement (when signed by the Parties) and hereby grants to CSM the right to use the aforesaid design and processes for the performance of its obligations under this Agreement and the Manufacture Agreement.

7.2 Customer shall indemnify, hold harmless and defend CSM against any claims that Customer's products or a process or design licensed from or otherwise provided by Customer and used by



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         CSM for the performance of its obligations under this Agreement is an infringement of any letters patent or other intellectual property rights, including, without limitation, any infringement based on specifications furnished by Customer or resulting from the use of any equipment or process specified by Customer.

7.3 CSM shall notify Customer of any claim of infringement or of commencement of any suit, action, or proceedings alleging infringement of any intellectual property rights of any third party forthwith after receiving notice thereof. Customer shall have the right in its sole discretion and at its expense to participate in the defence of any such claim, suit, action or proceedings and in any and all negotiations with respect thereto.

7.4 CSM shall indemnify, hold harmless and defend Customer against any claims that the wafers manufactured by CSM pursuant to this Agreement using manufacturing processes provided by CSM for the performance of its obligations under this Agreement is an infringement of any letters patent or other intellectual property rights of any third party.

7.5 Customer shall notify CSM of any claim of infringement or of commencement of any suit, action, or proceedings alleging infringement of any intellectual property rights of any third party forthwith after receiving notice thereof. CSM shall have the right in its sole discretion and at its expense to participate in the defence of any such claim, suit, action or proceedings and in any and all negotiations with respect thereto.

7.6 CUSTOMER'S AGGREGATE CUMULATIVE LIABILITY TO CSM ARISING OUT OF THE INDEMNIFICATION UNDER THIS CLAUSE 7 SHALL NOT EXCEED 5 PERCENT (5%) OF THE TOTAL AMOUNT RECEIVED BY CSM FROM CUSTOMER IN RESPECT OF THE SALE OF WAFERS BY CSM TO CUSTOMER. CSM'S AGGREGATE CUMULATIVE LIABILITY TO CUSTOMER ARISING OUT OF THE INDEMNIFICATION UNDER THIS CLAUSE 13 SHALL NOT EXCEED 5 PERCENT (5%) OF THE TOTAL AMOUNT RECEIVED BY CSM FROM CUSTOMER IN RESPECT OF THE SALE OF WAFERS BY CSM TO CUSTOMER. THE FOREGOING STATES EACH PARTY'S ENTIRE LIABILITY AND OBLIGATION (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO INTELLECTUAL PROPERTY INFRINGEMENT OR CLAIMS THEREFOR REGARDING ANY OF THE WAFERS MANUFACTURED OR SOLD OR TECHNOLOGY USED PURSUANT TO THIS AGREEMENT.





8.       CONFIDENTIALITY

8.1 All Confidential Information shall be kept confidential by the recipient unless or until the recipient Party can reasonably demonstrate that any such Confidential Information is, or part of it is, in the public domain through no fault of its own, whereupon to the extent that it is in the public domain or is required to be disclosed by law this obligation shall cease. For the purposes of this Agreement, "Confidential Information" shall mean all communications between the Parties, and all information and other materials supplied to or received by either of them from the other (a) prior to or on the date of this Agreement whether or not marked confidential; (b) after the date of this Agreement which is marked confidential with an appropriate legend, marking, stamp or other obvious written identification by the disclosing Party, and (c) all information concerning the business transactions and the financial arrangements of the Parties with any person with whom any of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient.



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8.2      The Company and the Parties and shall take all reasonable steps to minimise the risk of disclosure of Confidential Information, by ensuring that only they themselves and such of their employees and directors whose duties will require them to possess any of such information shall have access thereto, and will be instructed to treat the same as confidential.

8.3 The obligation contained in this Clause shall endure, even after the termination of this Agreement, for a period of 5 years from the date of receipt of the Confidential Information except and until such Confidential Information enters the public domain as set out above.

9.       NOTICES

9.1      ADDRESSES

         All notices, demands or other communications required or permitted to be given or made under or in connection with this Agreement shall be in writing and shall be sufficiently given or made (a) if delivered by hand or commercial courier or (b) sent by pre-paid registered post or
         (c) sent by legible facsimile transmission (provided that the receipt of such facsimile transmission is confirmed and a copy thereof is sent immediately thereafter by pre-paid registered post) addressed to the intended recipient at its address or facsimile number set out below. A Party may from time to time notify the other of its change of address or facsimile number in accordance with this Clause.



CSM
         No. 60 Woodlands Industrial Park D
         Street 2, Singapore 738406
         Facsimile no: (65) 3622909
         Attn:    Legal Department

         CUSTOMER
         139 Kifer Court
         Sunnyvale CA 94086,
         United States of America
         Facsimile no: (408) 737 3838
         Attn:    Mr David D. Tsang
                  President

9.2      DEEMED DELIVERY

         Any such notice, demand or communication shall be deemed to have been duly served (a) if delivered by hand or commercial courier, or sent by pre-paid registered post, at the time of delivery; or (b) if made by successfully transmitted facsimile transmission, at the time of dispatch (provided that the receipt of such facsimile transmission is confirmed and that immediately after such dispatch, a copy thereof is sent by pre-paid registered post.

10.      WAIVER AND REMEDIES

10.1 No delay or neglect on the part of either Party in enforcing against the other Party any term or condition of this Agreement or in exercising any right or remedy under this Agreement shall either be or be deemed to be a waiver or in any way prejudice any right or remedy of that Party under this Agreement.



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10.2     No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by either of the Parties hereto shall not constitute a waiver by such Party of the right to pursue any other available remedy.

10.3 For the avoidance of doubt, nothing in this Agreement shall affect the rights which have accrued to either Party since the date of this Agreement.




11.      SEVERANCE

         If any provision or part of this Agreement is rendered void, illegal or unenforceable in any respect under any enactment or rule of law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between CSM and Customer with respect to the subject matter hereof and shall supersede all previous agreements and undertakings between Parties.

14.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Singapore. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore.




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IN WITNESS WHEREOF the Parties have hereunto entered into this Agreement the date first above written.



/s/ David D. Tsang
-----------------------------------------
Name:  David D. Tsang
Title: CEO
For and on behalf of
OAK TECHNOLOGY, INC.






/s/ Rob Baxter
-----------------------------------------
Name:  Rob Baxter
Title: Senior Vice President
For and on behalf of
CHARTERED SEMICONDUCTOR MANUFACTURING LTD